UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 21, 2005

AVX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Since January 1990, AVX Corporation (“AVX”) and Kyocera Corporation (“Kyocera”) have engaged in transactions as described in Note 15 to the consolidated financial statements in AVX’s Annual Report on Form 10-K for the year ended March 31, 2004 and in its 2004 annual meeting proxy statement under the caption “Relationship with Kyocera and Related Transactions.”

Kyocera is the majority stockholder of AVX. As of March 25, 2005, Kyocera owned beneficially and of record 121,800,000 shares of common stock, representing approximately 70% of AVX’s outstanding shares.

In connection with these arrangements, AVX and Kyocera entered into new or amended agreements, effective as of April 1, 2005, as indicated below. Certain of these agreements were to expire on March 31, 2005.

The Disclosure and Option to License Agreement was continued by mutual agreement of the parties for one year in accordance with its terms. Pursuant to this agreement, AVX and Kyocera exchange confidential information relating to the development and manufacture of multi-layered ceramic capacitors and various other ceramic products as well as the license of technologies in certain circumstances.

A new Materials Supply Agreement was executed to be effective April 1, 2005. Pursuant to the agreement, AVX and Kyocera will from time to time supply the other party with certain raw and semi-processed materials used in the manufacture of capacitors and various other electrical components. The agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months notice prior to the expiration of that term.

A new Machinery and Equipment Purchase Agreement was executed to be effective April 1, 2005. Pursuant to the agreement, AVX and Kyocera will from time to time design and manufacture for the other party certain equipment and machinery of a proprietary and confidential nature used in the manufacture of capacitors and other electrical components. The agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months notice prior to the expiration of that term.

Each of these agreements contain provisions requiring that the terms of any transaction under such agreement be equivalent to that to which an independent unrelated party would agree at arm's-length and is subject to the approval of the Special Advisory Committee of the AVX board of directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2005

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary